Exhibit 99.1

FOR IMMEDIATE RELEASE

GROUP 1 AUTOMOTIVE ACQUIRES DAVID TAYLOR CADILLAC BUICK GMC IN HOUSTON AND OPENS NEW VOLKSWAGEN AND FIAT DEALERSHIPS IN TEXAS AND CALIFORNIA

HOUSTON, Oct. 11, 2011 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced the acquisition of David Taylor Cadillac Buick GMC in Houston and the opening of two new Volkswagen dealerships in the San Diego and Beaumont, Texas, market areas. In addition, Group 1 announced that it opened Sterling McCall Fiat in Houston. In total, the six franchises are expected to generate $188.0 million in estimated annual revenues.

David Taylor Cadillac Buick GMC, located on the Southwest Freeway, is expected to add about $110.0 million in estimated annual revenues and complements the 11 existing dealerships that Group 1 operates in the Houston-Metro market area.

The Volkswagen Kearny Mesa and Beaumont franchises were awarded to Group 1 by Volkswagen of America and represent new operating locations for Volkswagen in those markets. Volkswagen of Kearny Mesa in the San Diego area is scheduled to open later this week and Volkswagen of Beaumont, located east of Houston, is scheduled to open by the end of November. The company anticipates that these two dealerships will add approximately $73.0 million in estimated annual revenues.

In August, Group 1 opened Sterling McCall Fiat in Houston, which is expected to generate $5.0 million in estimated annual revenues.

The three awarded franchises will be located in existing facilities alongside current operations. The facilities will be modified to the manufacturer’s image requirements and will add at least 25 additional service bays to meet the demands of these growing brands.

“The addition of these six franchises demonstrates our ongoing efforts to grow our business while further diversifying our brand mix,” said Earl J. Hesterberg, Group 1’s president and chief executive officer. “We are especially excited about increasing our partnership with Volkswagen of America following our successful acquisition of Metro Volkswagen in the Dallas market earlier this year.”

About Group 1 Automotive, Inc.
Group 1 owns and operates 108 automotive dealerships, 140 franchises, and 27 collision centers in the United States and the United Kingdom that offer 31 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related vehicle financing, service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

This press release contains “forward-looking statements,” which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “may” or “will” and similar expressions. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. These factors, as well as additional factors that could affect our forward-looking statements, are described in our Form 10-K under the headings “Business—Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook, whether as a result of new information, future developments or otherwise, except as may be required by law.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Kim Paper Canning
Manager, Investor Relations
Group 1 Automotive Inc.
713-647-5741 | kpaper@group1auto.com

Media contacts:
Pete DeLongchamps
V.P. Manufacturer Relations and Public Affairs
Group 1 Automotive Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com